UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 26, 2009

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-30229	04-3387074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 26, 2009, the Board of Directors (the “Board”) of Sonus Networks, Inc. (the “Company”) approved an amended version of the Company’s Corporate Code of Conduct and Ethics.  A copy of the amended Corporate Code of Conduct and Ethics is attached to this report as Exhibit 14.1 and incorporated hereto by reference.  The Corporate Code of Conduct and Ethics, as amended, is available on the Company’s website at http://www.sonusnet.com.

Item 8.01 Other Events

On March 26, 2009, the Board adopted an (a) Amended and Restated Charter of the Audit Committee, (b) Amended and Restated Charter of the Compensation Committee, and (c) Amended and Restated Charter of the Nominating and Corporate Governance Committee.  Copies of each of the Amended and Restated Charter of the Audit Committee, Amended and Restated Charter of the Compensation Committee, and Amended and Restated Charter of the Nominating and Corporate Governance Committee are attached hereto as Exhibits 99.1, 99.2, and 99.3, respectively, and are each available on the Company’s website at http://www.sonusnet.com.

Also on March 26, 2009, the Board amended the Company’s Corporate Governance Guidelines.  A copy of the amended Corporate Governance Guidelines is attached hereto as Exhibit 99.4 and available on the Company’s website at http://www.sonusnet.com.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

14.1                           Corporate Code of Conduct and Ethics.

99.1                           Amended and Restated Charter of the Audit Committee.

99.2                           Amended and Restated Charter of the Compensation Committee.

99.3                           Amended and Restated Charter of the Nominating and Corporate Governance Committee.

99.4                           Corporate Governance Guidelines.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2009	SONUS NETWORKS, INC.

By:
/s/ Richard J. Gaynor
Richard J. Gaynor
Chief Financial Officer

Exhibit Index

14.1                           Corporate Code of Conduct and Ethics.

99.1                           Amended and Restated Charter of the Audit Committee.

99.2                           Amended and Restated Charter of the Compensation Committee.

99.3                           Amended and Restated Charter of the Nominating and Corporate Governance Committee.

99.4                           Corporate Governance Guidelines.